UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2013 (March 11, 2013)

New Mountain Finance Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	814-00839	26-3633318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 730-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 11, 2013, New Mountain Finance SPV Funding, L.L.C., a wholly-owned subsidiary of New Mountain Finance Holdings, L.L.C., amended its $215 million credit facility maturing on October 27, 2016 (the “SLF Facility”) provided by Wells Fargo Bank, National Association.

The amendment to the SLF Facility would allow up to 25% of the aggregate outstanding loan balance of all loans on the SLF Facility to be derived from second-lien loans.  This amendment does not increase the amount of borrowings permitted under the SLF Facility.

The description above is only a summary of the material provisions of the amendment to the SLF Facility and is qualified in its entirety by reference to the copy of the Twelfth Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1, to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.

10.1

Twelfth Amendment to Loan and Security Agreement dated as of March 11, 2013 between New Mountain Finance SPV Funding, L.L.C., as Borrower, Wells Fargo Securities, LLC, as Administrative Agent, and Wells Fargo Bank, National Association, as Lender.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

Date: March 13, 2013	By:	/s/ Paula A. Bosco
		Name:	Paula A. Bosco
		Title:	Secretary

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